Investor Presentation

Safe Harbor Statement This presentation contains forward-looking statements Important factors that could cause actual results to differ concerning our approved products and product materially from those indicated by such forward-looking development, our technology, our competitors, our statements include, among others, those set forth under intellectual property, our financial condition and our plans the headings "Risk factors" and "Management's discussion for research and development programs that involve risks, and analysis of financial condition and results of uncertainties and assumptions. These statements are operations" in our Form 10-K and Form 10-Q Reports on based on the current estimates and assumptions of the file with the SEC. The Company does not undertake any management of Cumberland Pharmaceuticals as of the obligation to release publicly any revisions to these date of this presentation and are subject to uncertainty and forward-looking statements to reflect events or changes in circumstances. Given these uncertainties, you circumstances after the date hereof or to reflect the should not place undue reliance upon these forward- occurrence of unanticipated events. All statements looking statements. Such forward-looking statements are contained in this presentation are made only as of the date subject to risks, uncertainties, assumptions and other of this presentation. For more information on our brands, factors that may cause the actual results of Cumberland including full prescribing and safety information, please see Pharmaceuticals to be materially different from those the links to the product websites which can be found at reflected in such forward-looking statements. www.cumberlandpharma.com. 2

Company Overview • Specialty pharmaceutical company • Portfolio of seven FDA approved products • Promoted by two national sales forces • Several near-term catalysts for new growth opportunities • Four Phase II products in development with upcoming study milestones • Proven record of successful product development and product acquisition • Strong financial position and positive net cash flows from operations 3

Marketed Brands

HOSPITAL

Acetadote®
(Acetaminophen Toxicity)

Caldolor®
(Pain and Fever)

Vaprisol®
(Hyponatremia)

GASTROENTEROLOGY

Kristalose®
(Acute/Chronic Constipation)

Omeclamox®-Pak
(H. pylori)

ONCOLOGY

Ethyol®
(Amifostine)

Totect®
(Dexrazoxane)

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• IV treatment for acetaminophen overdose • Developed and registered by Cumberland • Acetaminophen is the leading cause of poisoning in the U.S.* • Acetadote now standard of care • Cumberland offers both Brand and Authorized Generic • Favorable court rulings upholding patents • Maintaining signiﬁcant market share *National Poison Data System, American Association of Poison Centers 5

• Patented, injectable formulation of ibuprofen • Developed and registered by Cumberland • First injectable approved in the US for pain & fever • Unresolved pain remains leading cause for hospital readmissions, with a total market potential of over 700M units* • Signiﬁcant data supports pre-op management of inﬂammation • Pediatric labeling approved by FDA and launched *Symphony Source Health 6

• Unique crystalline formulation of lactulose • Prescription strength laxative • Clinically proven increases in patient satisfaction • Acquired from Mylan Laboratories • Repositioned to reflect branded status • New pricing allowed co-pay support • Expanding Managed Care coverage 7

• Re-launch of an FDA-approved oncology hospital brand • Protects against the harmful effects of cancer treatments • Protects the patient’s healthy tissue, not the tumor • Indicated for use with head & neck and ovarian cancers • Potential to become Cumberland’s largest selling brand 9

Portfolio Expansion Strategy IDENTIFY ACQUIRE Late Stage Candidates Under-Promoted, PRODUCT Approved Brands PORTFOLIO EXPAND DEVELOP Existing Products Early-Stage Candidates 10

Acquisition Initiative Active, ongoing initiative to identify, evaluate and acquire/license new products into the portfolio Source opportunities through direct efforts and intermediaries GOAL TO ADD ONE NEW Seek commercial and late stage development PRODUCT PER YEAR assets that ﬁt our strategy and focus • Branded, Rx products in hospital acute care or through business development initiative or internal product gastroenterology development • Sales of $5-25 million or larger with attractive margins 11

• New delivery of methotrexate designed for the treatment of various forms of arthritis • Exclusive U.S. rights through a long-term partnership with the Nordic Group (based in Europe) • Widely used throughout Europe with a strong brand presence • The U.S. methotrexate market is seeing significant growth • Preparing FDA submission for approval in the U.S. 12

Collaboration Partners Vanderbilt University Nashville University of Tennessee University of Tennessee Health Science Center Knoxville Memphis University of Mississippi Oxford / Jackson Louisiana State University Health Sciences New Orleans 13

Ifetroban Overview • A potent, selective antagonist of thromboxane receptor (TPr) • Initially developed by Bristol-Myers Squibb as an anti-platelet agent • Safety is well-established in 26 clinical studies with over 1,300 subjects • Cumberland is collaborating with Vanderbilt, Harvard, Scripps and other academic centers • Cumberland successfully manufactures both IV and oral formulations 14

Rationale for Ifetroban Ifetroban Inhibits The Thromboxane Receptor (TPr): • Antagonist of smooth muscle contraction, platelet aggregation, and inflammation • New data also demonstrates impact on fibrosis Hepatorenal Syndrome: Renal Vasoconstriction, Liver Inflammation, & Fibrosis Aspirin Exacerbated Respiratory Disease (AERD): Airway Constriction, Vasoconstriction, & Cellular Infiltration/Inflammation Systemic Sclerosis: Vasoconstriction, Autoimmune Inflammatory Process, & Fibrosis Portal Hypertension: Endothelial Dysfunction, Liver Fibrosis, & Inflammation 15

Ifetroban Existing Safety Profile of >1,300 Patients Development Pipeline Preclinical IND Phase I Phase II Phase Il Phase III NDA Safety PK Efficacy Hepatoren® (hepatorenal syndrome) Phase II Boxaban® (aspirin-exacerbated respiratory disease) Study Data is Next Milestone Vasculan® (systemic sclerosis) Portaban® (portal hypertension) Anti-inflammatory Anti-fibrosis

Financial Overview

($ in millions)	FY 2017
Net Revenues	$41.2
Cost of Products Sold	7.4
Gross Profit	**$33.8**
Selling & Marketing	$21.5
Research & Development	3.9
General Administrative	10.0
Amortization	2.4
Operating Income (Loss)	($4.0)
Adjusted Earnings*	**$0.1**

*Represents a non-GAAP financial measure. For a reconciliation, see the Appendix.

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Summary Balance Sheet ($ IN MILLIONS) FY as of Dec 31, 2017 C A S H & S E C U R I T I E S $ 5 0 . 1 T O T A L A S S E T S 9 3 . 2 T O TA L L I A B I L I T I E S 9 . 8 R E TA I N E D E A R N I N G S 11 . 7 T OTA L E Q U I T Y 6 3 . 9 *Continued Share Repurchase Program *Tax carry forward credits of $44 million available 18

Building Our Product Portfolio Ifetroban N.G.P. In-Line Brands Deploying a Multifaceted Strategy to Drive Value Creation

Cumberland Moving Forward Diverse product portfolio with 7 FDA approved brands Proven development and commercialization capabilities Various initiatives in place to support near-term growth Four Phase II products in development with upcoming study milestones Strong financial position with positive net cash flows from operations Valuation gap given assets, cash, sales, and pipeline 20

Investor Presentation

Appendix

• FDA-approved oncology hospital brand • Indicated to treat toxic effects of extravasation (leakage) associated with anthracycline chemotherapy • Can limit damage from extravasation and enable patients to continue treatment • Anthracyclines are widely used in the treatment of breast cancer, soft tissue sarcomas, and lymphomas

• IV treatment for hyponatremia • Patented, branded hospital product • Delivered in a pre-mixed bag • Promotes free water secretion in hospitalized patients suffering from an imbalance of sodium and water levels • Condition results from a variety of critical care conditions including ICU, neurology, nephrology, & oncology • Acquired from Astellas 24

Newest treatment for Helicobactor pylori (H. pylori) a frequent cause of stomach ulcers H. pylori Treatment for patients with duodenal ulcer disease A triple therapy brand • Omeprazole (Prilosec) • Clarithromycin • Amoxicillin Requires fewer pills than other products that treat H. pylori Pills Per Day Shorter course of 998 therapy enhances compliance 25

Partnership Strategy Slide Streamline Operational Effectiveness and Expanding Market Penetration via Partnerships U.S. distribution Co-Promotional partnership partnership with to expand our hospital Cardinal Health coverage across the U.S. Co-Promotional partnership Strategic alliance for to expand medical brand representation specialties covered in with the U.S. support of Kristalose 26

Bringing our medicines to patients throughout the International world through a growing network of distinguished Distribution international partners Europe Asia North America Oceania South America Middle East 27

Hepatoren® in HRS • Patients with HRS have severe multi-organ dysfunction • No FDA approved treatment for this unmet medical need • Orphan Drug candidate, with an estimated patient population of 175,000 • Cumberland has completed initial Phase IIA study • Ifetroban was well-tolerated across all doses with no safety concerns • Showed signals of improved kidney function 28

Boxaban® in AERD • Chronic condition characterized by asthma, sinus infections, and nasal polyps • No FDA approved treatment for this unmet medical need • Potential Orphan Drug candidate • Cumberland has completed initial Phase IIA study • Ifetroban was well-tolerated with no safety concerns • Showed signals of efficacy and improved respiratory function 29

Vasculan® in SSc • Chronic, life-threatening multi-system autoimmune • Highest death rate of any autoimmune disease • No FDA approved treatment for this unmet medical need • Orphan Drug candidate, with an estimated patient population of 165,000 • Cumberland is currently conducting an initial Phase IIA study 30

Portaban® in PH • The most serious complications of liver cirrhosis • Median survival is 6 years from diagnosis • No FDA approved treatment for this unmet medical need • Orphan Drug candidate, with an estimated patient population of 100,000 • Cumberland is currently conducting an initial Phase IIA study 31

Reconciliation of Net Income to Adjusted Earnings

($ in thousands except per share data)	**FY 2017**
Net Income (Loss) Attributed to the Common Shareholders	($7,979)
Net Loss at Subsidiary Attributable to Noncontrolling Interests	71
Net Income (Loss)	**($8,050)**
Income Tax Expense (Benefit)	$4,175
Depreciation and Amortization	2,648
Share-Based Compensation	1,115
Other Adjustments to Net Income	372
Interest Income	(299)
Interest Expense	93
Adjusted Earnings	$54

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